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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-3888 of Mitek Systems, Inc. on Form S-8 of our report dated November 6, 1998, appearing in the Annual Report on Form 10-K of Mitek Systems, Inc. for the year ended September 30, 1998.


Deloitte & Touche LLP
San Diego, California
December 28, 1998